Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	November 2, 2009
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2009
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2009.
Net income allocable to common shareholders for the three months ended September 30, 2009 was $8.8 million, or $0.39 per diluted share, on revenues of $67.7 million compared to $5.3 million, or $0.26 per diluted share, on revenues of $71.6 million for the same period in 2008. Net income allocable to common shareholders for the nine months ended September 30, 2009 was $50.5 million, or $2.37 per diluted share, on revenues of $205.8 million compared to $13.6 million, or $0.66 per diluted share, on revenues of $212.6 million for the same period in 2008.
Revenues for the three months ended September 30, 2009 decreased $3.9 million, or 5.5%, over the same period in 2008. Net income allocable to common shareholders for the three months ended September 30, 2009 increased $3.4 million over the same period in 2008 primarily as a result of a decrease in depreciation expense of $4.9 million and a decrease in preferred equity distributions of $2.0 million partially offset by a decrease in net operating income of $2.9 million due to a decrease in occupancy.
Revenues for the nine months ended September 30, 2009 decreased $6.8 million, or 3.2%, over the same period in 2008. Net income allocable to common shareholders for the nine months ended September 30, 2009 increased $36.9 million over the same period in 2008 primarily as a result of a net gain of $35.6 million on the repurchase of preferred equity, a $1.5 million gain on the sale of a parcel of land in Oregon, a decrease in depreciation expense of $11.6 million and a decrease in preferred equity distributions of $5.6 million partially offset by an increase in net income allocable to noncontrolling interests — common units of $12.5 million and a decrease in net operating income of $5.6 million due to a decrease in occupancy.
Supplemental Measures
Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended September 30, 2009 and 2008 were $31.5 million, or $1.04 per common and dilutive share, and $32.0 million, or $1.14 per common and dilutive share, respectively. The decrease in FFO for the three months ended September 30, 2009 over the same period in 2008 was primarily due to a decrease in net operating income combined with the issuance of 3,833,333 shares of common stock during the third quarter of 2009 partially offset by a decrease in preferred equity distributions resulting from the repurchase of preferred equity. FFO allocable to common and dilutive shares for the nine months ended September 30, 2009 was $130.4 million, or $4.53 per common and dilutive share, compared to $94.0 million, or $3.35 per common and dilutive share, for the same period in 2008. The increase in FFO for the nine months ended September 30, 2009 over the same period in 2008 was primarily due to a net gain of $35.6 million on the repurchase of preferred equity combined with a decrease in preferred equity distributions and a decrease in general and administrative expense partially offset by a decrease in net operating income and the issuance of common stock as noted above. Excluding the $35.6 million net gain, FFO allocable to common and dilutive shares would have been $94.7 million, or $3.30 per common and dilutive share, for the nine months ended September 30, 2009.

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). As the Company has had no acquisitions or dispositions since January 1, 2008, for the three and nine months ended September 30, 2009 and 2008, the Same Park portfolio constitutes 19.6 million rentable square feet, which includes 100.0% of the assets of the Company.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2009 and 2008 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change
Rental income:
Same Park (1)	$67,546	$71,464	(5.5%)	$205,269	$212,021	(3.2%)
Cost of operations:
Same Park	21,550	22,591	(4.6%)	65,854	67,020	(1.7%)

Net operating income (2):
Same Park	45,996	48,873	(5.9%)	139,415	145,001	(3.9%)

Other income and expenses:
Facility management fees	172	178	(3.4%)	522	550	(5.1%)
Interest and other income	134	404	(66.8%)	381	1,014	(62.4%)
Interest expense	(875)	(988)	(11.4%)	(2,686)	(2,971)	(9.6%)
Depreciation and amortization	(19,828)	(24,703)	(19.7%)	(63,631)	(75,270)	(15.5%)
General and administrative	(1,413)	(1,950)	(27.5%)	(4,927)	(6,081)	(19.0%)
Gain on sale of land	—	—	—	1,488	—	100.0%

Net income	$24,186	$21,814	10.9%	$70,562	$62,243	13.4%

Same Park gross margin (3)	68.1%	68.4%	(0.4%)	67.9%	68.4%	(0.7%)
Same Park weighted average for the period:
Occupancy	89.5%	93.7%	(4.5%)	90.3%	93.7%	(3.6%)
Annualized realized rent per square foot (4)	$15.44	$15.60	(1.0%)	$15.50	$15.43	0.5%

(1)	See above for a definition of Same Park.

(2)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(3)	Same Park gross margin is computed by dividing NOI by rental income.

(4)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended September 30, 2009:

Ratio of FFO to fixed charges (1) .	51.3x
Ratio of FFO to fixed charges and preferred distributions (1)	3.3x
Debt and preferred equity to total market capitalization (based on common stock price of $51.32 at September 30, 2009).	31.6%
Available under line of credit at September 30, 2009.	$100.0 million

(1)	Fixed charges include interest expense of $875,000.

Common Stock Offering
On August 14, 2009, the Company closed the sale of 3,450,000 shares of common stock in a public offering and concurrently sold 383,333 shares of common stock to Public Storage. The aggregate net proceeds were $171.2 million.
Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on November 2, 2009. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 31, 2009 to shareholders of record on December 16, 2009.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series K	7.950%	$0.496875
Series L	7.600%	$0.475000
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2009, PSB wholly owned 19.6 million rentable square feet with approximately 3,780 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, November 3, 2009, at 10:00 a.m. (PST) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 35345374. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 10, 2009 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

Cash and cash equivalents	$203,204	$55,015

Real estate facilities, at cost:
Land	494,849	494,849
Buildings and equipment	1,533,208	1,517,484

	2,028,057	2,012,333
Accumulated depreciation	(697,879)	(637,948)

	1,330,178	1,374,385
Land held for development	6,829	7,869

	1,337,007	1,382,254

Rent receivable	1,978	2,055
Deferred rent receivable	21,952	21,633
Other assets	7,180	8,366

Total assets	$1,571,321	$1,469,323

LIABILITIES AND EQUITY

Accrued and other liabilities	$50,727	$46,428
Mortgage notes payable	53,196	59,308

Total liabilities	103,923	105,736

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 25,042 and 28,250 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	626,046	706,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,385,891 and 20,459,916 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	243	204
Paid-in capital	547,860	363,587
Cumulative net income	679,212	622,113
Cumulative distributions	(636,403)	(571,340)

Total PS Business Parks, Inc.’s shareholders’ equity	1,216,958	1,120,814
Noncontrolling interests:
Preferred units	73,418	94,750
Common units	177,022	148,023

Total noncontrolling interests	250,440	242,773

Total equity	1,467,398	1,363,587

Total liabilities and equity	$1,571,321	$1,469,323

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Revenues:
Rental income	$67,546	$71,464	$205,269	$212,021
Facility management fees	172	178	522	550

Total operating revenues	67,718	71,642	205,791	212,571

Expenses:
Cost of operations	21,550	22,591	65,854	67,020
Depreciation and amortization	19,828	24,703	63,631	75,270
General and administrative	1,413	1,950	4,927	6,081

Total operating expenses	42,791	49,244	134,412	148,371

Other income and expenses:
Interest and other income	134	404	381	1,014
Interest expense	(875)	(988)	(2,686)	(2,971)
Gain on sale of land	—	—	1,488	—

Total other income and expenses	(741)	(584)	(817)	(1,957)

Net income	$24,186	$21,814	$70,562	$62,243

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,838	$1,910	$17,414	$4,897
Noncontrolling interests — preferred units	1,382	1,752	(3,951)	5,256

Total net income allocable to noncontrolling interests	4,220	3,662	13,463	10,153

Net income allocable to PS Business Parks, Inc.:
Common shareholders	8,762	5,336	50,517	13,646
Preferred shareholders	11,156	12,756	6,285	38,269
Restricted stock unit holders	48	60	297	175

Total net income allocable to PS Business Parks, Inc.	19,966	18,152	57,099	52,090

	$24,186	$21,814	$70,562	$62,243

Net income per common share:
Basic	$0.39	$0.26	$2.38	$0.67
Diluted	$0.39	$0.26	$2.37	$0.66

Weighted average common shares outstanding:
Basic	22,549	20,448	21,191	20,438

Diluted	22,709	20,642	21,311	20,627

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$8,762	$5,336	$50,517	$13,646
Adjustments:
Gain on sale of land	—	—	(1,488)	—
Depreciation and amortization	19,828	24,703	63,631	75,270
Net income allocable to noncontrolling interests — common units	2,838	1,910	17,414	4,897
Net income allocable to restricted stock unit holders	48	60	297	175

FFO allocable to common and dilutive shares	$31,476	$32,009	$130,371	$93,988

Weighted average common shares outstanding	22,549	20,448	21,191	20,438
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	126	154	134	156
Weighted average common share equivalents outstanding	160	194	120	189

Total common and dilutive shares	30,140	28,101	28,750	28,088

FFO per common and dilutive share	$1.04	$1.14	$4.53	$3.35

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$31,476	$32,009	$130,371	$93,988

Adjustments:
Recurring capital improvements	(2,011)	(2,356)	(4,148)	(7,306)
Tenant improvements	(4,231)	(5,217)	(11,205)	(14,871)
Lease commissions	(1,712)	(863)	(3,700)	(5,097)
Straight-line rent	(135)	(355)	(319)	(272)
Stock compensation expense	611	1,027	2,324	3,057
In-place lease adjustment	(53)	(49)	(214)	(145)
Lease incentives net of tenant improvement reimbursements	(120)	(79)	(294)	(148)
Gain on repurchase of preferred equity, net of issuance costs	—	—	(35,639)	—

FAD	$23,825	$24,117	$77,176	$69,206

Distributions to common and dilutive shares	$13,992	$12,274	$38,573	$36,792

Distribution payout ratio	58.7%	50.9%	50.0%	53.2%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.